UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2019

MAGELLAN GOLD CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54658	27-3566922
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

500 Marquette Avenue NW, Albuquerque, New Mexico 87102
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (707) 884-3766

___________________________________________

(Former name or former address, if changed since last report)

___________________________________________________

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 7.01.	Regulation FD Disclosure
Item 8.01.	Other Events

On January 3, 2019, the Financial Industry Regulatory Authority (“FINRA”) informed Magellan Gold Corporation, a Nevada corporation (the “Company”) that a 1-for-50 reverse split of the Company’s common stock, previously disclosed in the Company’s Definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission (the “SEC”) on September 22, 2017, would be effective at the market open on January 7, 2019.

Effective October 19, 2017, a majority of the Company’s stockholders approved by majority written consent a proposal authorizing the Company’s board of directors (the “Board”), in its discretion, to effect a reverse split of the Company’s outstanding shares of common stock at a ratio of up to 1-for-50. On November 26, 2018, the Board approved the reverse stock split at a 1-for-50 split ratio, and authorized management to file the documents necessary to effect the reverse split with FINRA. On January 3, 2019, FINRA informed the Company that the reverse split would be effective at the market open on January 7, 2019.

The Company’s ticker symbol will remain unchanged; however, a “D” will be appended to the existing MAGE ticker symbol (MAGED) for a period of 20 business days following the effective date to signify that the reverse split has taken place. In addition, the Company’s common stock has been assigned a new CUSIP number (559078 209).

As a result of the reverse stock split, every 50 shares of the Company’s pre-reverse split common stock will be converted automatically into one share of common stock. No cash or fractional shares will be issued in connection with the reverse split, and instead the Company will round up to the next whole share in lieu of issuing factional shares that would have been issued in the reverse split. The number of authorized shares of the Company’s common stock, the par value of the Company’s common stock, and rights of the Company’s common stockholders will not be affected by the reverse split. Proportional adjustments will be made to shares of the Company’s common stock issuable upon exercise or conversion of the Company’s outstanding warrants and stock options in accordance with their terms.

On January 4, 2019, the Company issued a press release announcing that trading in its common stock on the OTCQB Marketplace on a split-adjusted basis would begin on the morning of January 7, 2019. This press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Item	Title

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Magellan Gold Corporation

Date: January 4, 2019	By: /s/ W. Pierce Carson W. Pierce Carson, President